Exhibit 10.1

UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

Written Agreement by and between
Docket No. 10-187-WA/RB-HC
FIRST SECURITY GROUP, INC.
Chattanooga, Tennessee

and

FEDERAL RESERVE BANK OF ATLANTA
Atlanta, Georgia

WHEREAS, First Security Group, Inc., Chattanooga, Tennessee ("FSG"), a registered bank holding company, owns and controls FSGBank, National Association, Chattanooga, Tennessee (the "Bank"), a national bank;

WHEREAS, it is the common goal of FSG and the Federal Reserve Bank of Atlanta (the "Reserve Bank") to maintain the financial soundness of FSG so that FSG may serve as a source of strength to the Bank;

WHEREAS, FSG and the Reserve Bank have mutually agreed to enter into this Written Agreement (the "Agreement"); and

WHEREAS, on August 31, 2010, the board of directors of FSG, at a duly constituted meeting, adopted a resolution authorizing and directing Rodger B. Holley enter into this Agreement on behalf of FSG, and consenting to compliance with each and every provision of this Agreement by FSG and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. §§ 1813(u) and 1818(b)(3)).

NOW, THEREFORE, FSG and the Reserve Bank agree as follows:

Source of Strength

1.              The board of directors of FSG shall take appropriate steps to fully utilize FSG's financial and managerial resources, pursuant to section 225.4 (a) of Regulation Y of the Board of Governors of the Federal Reserve System (the "Board of Governors") (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order entered into with the Office of the Comptroller of the Currency (the "OCC") on April 28, 2010, particularly in the services provided by FSG in areas of credit risk management and credit administration, and any other supervisory action taken by the OCC.

Dividends and Payments

2.             (a)            FSG shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors.

(b)            FSG shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c)            All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, or other proposed payments. All requests shall contain, at a minimum, current and projected information on FSG's capital, earnings, and cash flow; the Bank's capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment. For requests to declare or pay dividends, FSG must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors' Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

Debt and Stock Redemption

3.             (a)            FSG shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)            FSG shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Capital Plan

4.              Within 60 days of this Agreement, FSG shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at FSG on a consolidated basis. The plan shall, at a minimum, address, consider, and include:

(a)            The consolidated organization's and the Bank's current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the OCC;

(b)            the adequacy of the capital of the Bank, taking into account the volume of classified credits, concentrations of credit, allowance for loan and lease losses, current and projected asset growth, and projected retained earnings;

(c)            the source and timing of additional funds necessary to fulfill the consolidated organization's and the Bank's future capital requirements;

(d)            supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by the OCC; and

(e)            the requirements of section 225.4(a) of Regulation Y of the Board of Governors that FSG serve as a source of strength to the Bank.

5.            FSG shall notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which FSG's capital ratios fall below the approved plan's minimum ratios. Together with the notification, FSG shall submit an acceptable written plan that details the steps that FSG will take to increase its capital ratios to or above the approved plan's minimums.

Compliance with Laws and Regulations

6.             (a)            In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, FSG shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§225.71 et seq.).

(b)            FSG shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part 359).

Progress Reports

7.              Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders' equity.

Approval and Implementation of Plans

8.             (a)            FSG shall submit written plans that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 4, and 5 of this Agreement.

(b)            Within 10 days of approval by the Reserve Bank, FSG shall adopt the approved plans. Upon adoption, FSG shall promptly implement the approved plans, and thereafter fully comply with them.

(c)            During the term of this Agreement, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

9.              All communications regarding this Agreement shall be sent to:

Mr. Robert Hawkins
Assistant Vice President
Federal Reserve Bank of Atlanta
1000 Peachtree Street, N.E.
Atlanta, Georgia 30309-4470

(b)            Mr. Rodger B. Holley
President and Chief Executive Officer
First Security Group, Inc.
531 Broad Street
Chattanooga, Tennessee 37402

Miscellaneous

10.            Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to FSG to comply with any provision of this Agreement.

11.            The provisions of this Agreement shall be binding upon FSG and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

12.            Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

13.            The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting FSG, the Bank, any nonbank subsidiary of FSG, or any of their current or former institution-affiliated parties and their successors and assigns.

14.            Pursuant to section 50 of the FDI Act (12 U.S.C. § 183 laa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 7 day of September, 2010.

FIR ST SECURITY GROUP, INC.		FEDERAL RESERVE BANK
OF ATLANTA

By:	/s/ Rodger B. Holley	By:	/s/ Robert Hawkins
	Rodger B. Holley		Robert Hawkins
	President and Chief Executive Officer		Assistant Vice President

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